UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2007

ENERGYSOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33830	51-0653027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

423 West 300 South, Suite 200, Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 649-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2007, EnergySolutions, Inc. (the “Company”) entered into an Asset Sale Agreement (the “Asset Sale Agreement”) with Exelon Generation Company, LLC (“Generation”), ZionSolutions, LLC (“ZionSolutions”) and EnergySolutions, LLC (“ES LLC”) regarding the decommissioning of Generation’s Zion nuclear facility located in Zion, Illinois (“Zion Station”), which ceased operation in 1998. ES LLC also executed a Performance Guaranty in favor of Generation relating to specified present and future obligations of ZionSolutions, and the Company entered into a Guaranty in favor of Generation relating to specified present and future obligations of ES LLC and ZionSolutions. ZionSolutions is a wholly owned subsidiary of ES LLC, which is a wholly owned subsidiary of the Company.

Asset Sale Agreement

Pursuant to the Asset Purchase Agreement, Generation will transfer to ZionSolutions substantially all of the assets (other than land) associated with the Zion Station, including assets (approximately $900 million) held in nuclear decommissioning trusts. In consideration for Generation’s transfer of those assets, ZionSolutions will assume decommissioning and other liabilities associated with the Zion Station. ZionSolutions will take possession and control of the land associated with the Zion Station pursuant to a Lease Agreement with Generation, to be executed at the closing. Under the Lease Agreement, ZionSolutions will commit to complete the required decommissioning work according to an established schedule and will construct a dry cask storage facility on the land for spent nuclear fuel currently held in spent fuel pools at the Zion Station. Rent payable under the Lease Agreement will be $1.00 per year, although the Lease Agreement requires ZionSolutions to pay property taxes associated with the Zion Station, and penalty rents may accrue if there are unexcused delays in the progress of decommissioning work at Zion Station or the construction of the dry cask spent fuel storage facility.

Pursuant to the Asset Sale Agreement and in connection with the lease of the land and the transfer of the Zion Station assets to ZionSolutions at the closing of the transaction, the parties will enter into various other agreements to assure the performance of the obligations of ZionSolutions under its contracts to complete the required decommissioning and other work. Those arrangements will include the following:

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ES LLC and the Company will execute a Credit Support Agreement pursuant to which they will deliver a letter of credit in the face amount of $200 million, which will be held by Generation. Upon the occurrence of specified events of default, Generation will be allowed to draw upon the letter of credit. The proceeds of draws on the letter of credit will by payable into a special nuclear decommissioning trust created by ZionSolutions (the “Backup NDT”), which will be segregated from other nuclear decommissioning trusts established by ZionSolutions to hold nuclear decommissioning trust assets transferred from the nuclear decommissioning trusts currently maintained by Generation for the Zion Station.

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ES LLC will execute an Irrevocable Easement for Disposal Capacity in order to dedicate sufficient space in its low level radioactive waste disposal facility in Clive, Utah for disposal of specified low level radioactive waste originating from the Zion Station. Following specified events of default, the dedicated space in the Clive, Utah disposal facility will be made available for disposal of specified low level radioactive waste originating from the Zion Station at no cost. The rights under the Irrevocable Easement for Disposal Capacity will be held by the Backup NDT.

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ES LLC will execute a Disposal Agreement that will become effective following specified events of default. Under the Disposal Agreement, ES LLC will treat and handle specified low level radioactive waste originating from the Zion Station under a pricing structure intended to compensate ES LLC for its direct costs plus a specified markup. The rights under the Disposal Agreement will be held by the Backup NDT.

•

ES LLC will execute a Pledge Agreement pursuant to which it will pledge all of its equity interest in ZionSolutions as security for the payment and performance of the obligations of ES LLC under its Performance Guaranty. Upon the occurrence of specified events of default, Generation will have rights to take control of or title to the pledged equity interests in ZionSolutions.

ZionSolutions and Generation also will enter into a Put Option Agreement pursuant to which ZionSolutions will have the option to transfer the remaining Zion Station assets and any associated liabilities back to Generation upon completion of all required decommissioning and other work at Zion Station. The purchase price payable under the Put Option Agreement is $1.00 plus the assumption of associated liabilities.

Completion of the transactions contemplated by the Asset Sale Agreement is subject to the satisfaction of a number of closing conditions, including the accuracy of the parties’ representations and warranties, the performance of covenants, the receipt of regulatory approvals, and the receipt of a private letter ruling from the Internal Revenue Service. The Company does not expect that conditions to the completion of the transactions will be satisfied before the second half of 2008.

Performance Guaranties

The Guaranty given by the Company in favor of Generation relates to the present and future obligations required to be paid or performed in accordance with the Asset and Sale Agreement and the other agreements to be executed pursuant thereto by ES LLC and ZionSolutions, including the Performance Guaranty given by ES LLC.

The Performance Guaranty given by ES LLC in favor of Generation relates to the present and future obligations required to be paid or performed in accordance with the Asset and Sale Agreement and the other agreements required to be executed pursuant thereto by ZionSolutions.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts as well as statements identified by words such as “expect”, “will”, or words of similar meaning. These statements are based on the Company’s current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond the Company’s control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOLUTIONS, INC.

Date: December 17, 2007	By:	/s/ Val John Christensen
	Name:	Val John Christensen
	Title:	Executive Vice President, General Counsel and Secretary

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